UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARKY CORP.

(Exact name of Registrant as specified in its charter)

Wyoming	7370	32-0689703
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Best Wyoming Registered Agent LLC

30 N Gould St. Sheridan,

WY 82801

(307) 655-7303

(Name, address, telephone number of agent for service)

Kos Ramirez Maximiliano,

San Sebastian 309, Martinica León,

Guanajuato, Mexico

+ 18609730746

email@markycopr.com

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$0.03	$120,000	$13.22

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PRELIMINARY SUBJECT TO	PROSPECTUS COMPLETION	DATED APRIL 20, 2023

Marky Corp.

(a Wyoming Corporation)

4,000,000 COMMON STOCK SHARES

This is an initial offering of Marky Corp. Common Shares has no public market for the securities offered. Marky Corp. is offering 4,000,000 of its Common Shares for sale on a "self-subscribe" and "best effort" basis. The shares will be offered at a fixed price of US$0.03 per share. The offering shall terminate on the earlier of (i) when the offering period ends (300 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The offer is being made voluntarily, on a best effort basis, which means that our President Kos Ramirez Maximiliano will try to sell the shares. We are making this offer without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Following the completion of this offering, Mr. Maximiliano will own 100% of our outstanding common stock if no shares are sold and 46.7% of our outstanding common stock if all 4,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering.

The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that Marky Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information about our business besides this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of our shares of common stock.

Subscription funds accepted by the Company will be credited directly to its checking account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company has no minimum capitalization requirements; therefore, no other subscription, escrow, or forfeiture accounts are created for the Offering. and are not returned to investors.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 14 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not consider ourselves a shell company or a blank check company. We are committed to implementing our business plan as described in this Prospectus on a long-term basis. As for today we already have a website and intend to develop and launch subscription-based news and education application. We do not have any plans or intentions to be acquired by or merge with the operating company, nor do we, our management, or any of our shareholders have any plans to change control or similar transaction or change our direction.

We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our Common Stock is highly speculative and involves a high degree of risk.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 of this prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated April 20, 2023.

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “company,” and “corporation” in this prospectus to refer to Marky Corp., Inc., a Wyoming incorporated entity. Website is referred to herein as “information platform”. Our Chief Executive Officer, Director, Mr. Maximiliano, Kos Ramirez Maximiliano is referred to herein as “Kos Ramirez Maximiliano.”

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our management has determined that it is in our best interests to become a reporting company under the Securities and Exchange Act of 1933 as amended (“Exchange Act”), and endeavor to establish a public trading market for our common stock on the OTCQB. Our management believes that establishing a public market: (i) will increase our profile as an active company in the licensing of our planned information platform, giving us greater identity and recognition: and (ii) will make it easier for us to attract capital, which we need to expand our business. There is no assurance that we will accomplish any of the foregoing goals and prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Overview

Our company provides paid subscription-based information services in the field of social media marketing through a unique information platform. We intend to collaborate with well-known media personalities to offer our subscribers exclusive and competitive content. With our expertise in marketing and social media advertising, we aim to become a major player in the industry.

Corporate Background

We were incorporated under the laws of the state of Wyoming on April 28, 2022.

Where You Can Find Us

Our principal executive office is San Sebastian 309, Martinica, León, Guanajuato, Mexico.

Our email address is email@markycopr.com.

Our Web-site

Our information platform is located at https://markycopr.com.

Summary of Risk Factors Applicable to Our Business

Investments in our securities involve a high degree of risk. The occurrence of one or more of the events or circumstances described in the Risk Factors section, alone or in combination with other events or circumstances, could have a material adverse effect on our business, financial condition, and results of operations. In this case, the trading price of our securities may decrease, and you may lose all or part of your investment. Such risks include, but are not limited to:

o	We are a development-stage company and we have a short operating history. Therefore, we may never be able to carry out our proposed plan of operations or achieve any significant revenue or profitability.

o	We are selling this offering without an underwriter and may be unable to sell any shares.

o	We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.

o	There is substantial doubt about our ability to continue as a going concern.

o	We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

o	We have limited sales and marketing experience, which increases the risk that our business will fail.

o	We may be unable to comply with disclosure controls and procedures necessary to make required public filings.

o	There are no substantial barriers to entry into the marketplace for the product we intend to develop and sell.

THE OFFERING

Common Stock offered by this offering	4,000,000 Common Stock Shares

Common Stock outstanding before the offering	3,500,000 Common Stock Shares

Common Stock outstanding after the offering	7,500,000 Common Stock Shares

Terms of the Offering	Our President, Kos Ramirez Maximiliano, will sell the 4,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Termination of the Offering

Our offering will terminate on the earlier of (i) when the offering period ends (300 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Trading Market	There is currently no market for our securities. Our common stock is not currently listed for trading on any exchange. It is our intention to seek quotation on the OTCQX or OTCQB but an application to trade our common stock has not been filed by a market maker on our behalf as of the date of this prospectus. There can be no assurance that our common stock will be approved for trading on the OTCQX or OTCQB, or any other trading exchange.

Use of Proceeds

We intend to use the gross proceeds to us for developing and promoting our intended platform, advertising, marketing costs, and offering expenses. More detailed information https://markycopr.com is contained in ‘Use of Proceeds’ section.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,500.

Reasons for Conducting this Offering and Filing an S-1 Registration Statement	We are filing an S-1 Registration Statement to become an SEC reporting company.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making an investment decision concerning our securities. If any of the following events occur, our financial condition, business, and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose all or part of your investment.

risks related to the offering

AS THERE IS NO MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES, THEY WILL LOSE THEIR INVESTMENT WITHOUT THE COMPANY BEING ABLE TO MAKE A SIGNIFICANT ATTEMPT TO IMPLEMENT ITS BUSINESS PLAN.

Since there is no minimum number of shares that must be sold directly by the company under this offering, if a limited number of shares are sold, we may not have enough capital to fully implement our proposed plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the "going concern" modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the development and growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

WE ARE A DEVELOPMENT-STAGE COMPANY AND WE HAVE A SHORT OPERATING HISTORY. THEREFORE, WE MAY NEVER BE ABLE TO CARRY OUT OUR PROPOSED PLAN OF OPERATIONS OR ACHIEVE ANY SIGNIFICANT REVENUE OR PROFITABILITY.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development and implementation of our proposed income/expense product and its successful marketing and sale, which are subject to numerous risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and investors may lose their entire investment.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through Mr. Maximiliano, our sole officer and director, who will receive no commissions or other remuneration from any sales made. Mr. Maximiliano will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless Mr. Maximiliano is successful in selling all of the shares and we receive the maximum amount of proceeds from this offering, we may have to seek alternative financing to implement our plan of operations.

WE MAY NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED IN THIS OFFERING.

We may not raise sufficient proceeds from this offering to further business development, or to provide adequate cash flow for our planned business activities. As of January 31, 2023, we had cash on hand in amount of $4,629 and have sustained a net loss of $362. We have not generated any revenue from our operations to date. At this rate, we expect to continue operations and obtain additional funding or begin to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, the design and development of our proposed income/expense tracking application, business development and marketing costs.

Our sole officer and director Mr. Maximiliano, has agreed to lend the Company up to $70,000.00 in funds so it can remain a current issuer. The written agreement with Mr. Maximiliano is filed hereto as Exhibit 10.1. Given past expenditures, the Company will be able to conduct its business with current funding for an additional two to three years.

As of April 28, 2022, our sole director has loaned to the Company $70,000. This loan is unsecured, non-interest bearing and due on demand.

Our ability to obtain additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us. Failure to secure additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the period from inception to January 31, 2023 have been prepared assuming that we will continue as a going concern. This factor, among others, raise a substantial doubt about our ability to continue as a going concern. Our ability to generate future revenue will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our proposed product and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenue will be in future periods. As such, our independent certified public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should carefully consider our independent certified public accountants' comments when determining if an investment in the company is suitable.

WE ARE AN "EMERGING-GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH

COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

WE HAVE COMMENCED INITIAL OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

Since the incorporation and to the date, we have been involved primarily in organizational activities. We have commenced initial business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have lack of experience in the marketing of online platforms. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which subscribers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE MAY BE UNABLE TO COMPLY WITH DISCLOSURE CONTROLS AND PROCEDURES NECESSARY TO MAKE REQUIRED PUBLIC FILINGS.

Given our limited resources, we may be unable to maintain effective controls to ensure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted, and we could also be subject to regulatory action and/or lawsuits by stockholders.

WE ARE IN A COMPETITIVE MARKET, WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche software and website development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful competitors, such as Sociallyin, SmartSites and NinjaPromo. They are operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

If we are unable to raise additional capital to fund our operations, we will be unable to continue our business activities and you will lose all of your investment.

If we are unable to secure additional capital, at prices acceptable to the Company, we will be unable to continue our business activities. There can be no assurance that the Company will be successful in obtaining adequate funding from third parties at a cost consistent with the resources of the Company. If we are unable to continue our business activities, you will lose all of your investment.

risks related to the business

WE ENTIRELY DEPEND ON THE EFFORTS OF KOS RAMIREZ MAXIMILIANO, OUR SOLE OFFICER AND DIRECTOR.

We are entirely dependent on the efforts of Kos Ramirez Maximiliano, our sole officer and director, because of the time and effort that he devotes to Marky Corp. Mr. Maximiliano is in charge of overseeing all business development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our proposed income/expense product, and the establishment of our future sales and marketing efforts. The loss of Mr. Maximiliano, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. Our success will depend on the performance of Mr. Maximiliano and our ability to attract and motivate other key personnel.

FOREIGN OFFICERS COULD RESULT IN DIFFICULTY ENFORCING RIGHTS.

Kos Ramirez Maximiliano, our sole officer and director is located outside the USA, and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws. Under this Registration Statement and the Offering, the non-US Officers of the Company will be offering shares of Marky Corp. to their friends and relatives and the investors. If ever attracted, will be non-US residents.

The investors may face certain risks in:

1.       effecting service of process within the U.S. on your officers and directors;

2.	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against your officers and directors;
3.	enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers and directors; and
4.	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers and directors.

WE MAY NOT BE ABLE TO BUY OR KEEP SUBSCRIBERS.

We must attract customers to subscribe to our information platform to generate income and achieve profitability. If customers do not believe that our information platform is of high value and quality, or if we fail to create an information resource tailored to the needs and interests of our customers, we will not be able to attract or retain customers.

We believe that many of our subscribers will come from verbal and non-paid referrals from other subscribers. Therefore, we must ensure that these subscribers remain satisfied and loyal to our company to continue to receive these referrals. Once we have built a subscriber base, if our efforts to meet the needs of our loyal subscribers are not successful, we may not be able to attract new subscribers in sufficient numbers to continue growing our business, or we may need to incur significantly higher marketing expenses to acquire new customers. A decrease in the number of subscribers or their satisfaction will adversely affect our business, financial condition, and results of operations.

We currently have no subscribers and provide information on our web portal free of charge. Even if we get subscribers, there is no guarantee that we will make a profit. If we cannot make a profit, we will have to suspend or terminate operations. You will likely lose your entire investment if we cannot sell the product we offer at a price and quantity that makes a profit.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE MARKETPLACE FOR THE PRODUCT WE INTEND TO DEVELOP AND SELL.

Because our information web portal for social media marketers is not yet fully developed, others may develop the same or nearly identical web portal and bring it to market before us. In addition, others may attempt to copy aspects of our business, including our information platform design, products, or marketing materials. Any infringement of our corporate information, including unauthorized use of our business name, use of a similar name by a competitor, or litigation brought against us for breach of another company's confidential information or misuse of their trademark, may affect our ability to build brand awareness. Brand, mislead customers and/or adversely affect our business. Litigation or proceedings in the United States or international trademark offices may be required to enforce our intellectual property rights, protect our trade secrets and domain name, and/or determine the validity and scope of other parties' property rights. Any such breach, litigation, or adverse proceeding could result in high costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WE WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We intend to market and sell our proposed income/expense product internationally, and we expect clients to be located in many countries. Our international operations will be subject to the risks inherent in doing business in foreign countries, including but not limited to:

•	New and different legal and regulatory requirements in local jurisdictions;

•	Potentially adverse tax consequences, including the imposition or increase of transaction or withholding taxes and other taxes on money transfers and other payments;

•	Risk of nationalization of private enterprises by foreign governments;

•	Legal restrictions on doing business in certain countries or with certain parties, certain parties, and/or specific products; as well as,

•	Local economic, political, and social conditions, including the possibility of hyperinflation and political instability.

•	We may be unable to develop and implement policies and strategies to address the above factors in a timely and effective manner in the locations where we intend to do business. Therefore, one or more of the above factors could have a material adverse effect on our business and our financial position, and the results of operations.

•	Since the informational platform we offer will be available for subscription via the Internet in foreign countries, and we will have customers living in other countries, foreign jurisdictions may require us to comply with the requirements for doing business in their countries. We may be required to comply with specific laws and regulations in each country in which we do business, including rules and regulations currently in force or which may apply to Internet information services available to residents of each country.

FAILURE TO COMPLY WITH EXISTING U.S. AND NON-U.S. PRIVACY LAWS AND REGULATIONS, OR THE ENACTMENT OF NEW PRIVACY LAWS OR REGULATIONS, COULD ADVERSELY AFFECT OUR BUSINESS.

Various U.S. and non-U.S. laws and regulations govern consumer data collection, use, retention, sharing, and security. Existing privacy-related laws and regulations are evolving and are subject to potentially differing interpretations. In addition, U.S. and non-U.S. legislative and regulatory bodies may expand current laws or enact new laws regarding privacy matters. We intend to post privacy policies and practices concerning subscriber data collection, use, and disclosure on our information platform. Several U.S. states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, U.S. Federal Trade Commission requirements or charges, or other U.S. or non-U.S. privacy or consumer protection-related laws, regulations, or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or our privacy policies and practices could result in a loss of subscribers and adversely affect our business.

MALFUNCTION OF THIRD-PARTY SYSTEMS OR OF THIRD-PARTY SERVICE PROVIDERS AND SOFTWARE ON WHICH WE WILL RELY ON MAY HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

We will rely on specific computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, and internet service providers. Any interruption of these third-party services or deterioration in their performance or quality could adversely affect our business. If our agreement with any third party is terminated, we may not be able to find alternative systems or service providers promptly or on commercially reasonable terms. It could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

We plan to host our information platform and serve all of our potential subscribers from third-party Internet servers, which will be located in various data centers. Issues that these data centers experience or the network service providers they may contract with may negatively impact our subscribers' experience. Our business could be adversely affected if these data centers fail to meet our growing capacity needs or close without proper notice. Any changes in the levels of third-party services in these data centers or any errors, defects, failures, or other performance issues in these services may damage our reputation and adversely affect the performance of the information platform we offer. Interruptions in these services may result in a reduction in our sales revenue, expose us to potential liability and, as such, adversely affect our business, financial condition, results of operations, and cash flows.

We cannot guarantee that our information platform will operate without interruptions or errors. We are bound only by an obligation to do our best for operation and continuity of service. Although we are not responsible for fraudulent data access and/or accidental transmission through viruses or other harmful activities in connection with the use of our information platform, a failure in operation will adversely affect our business and financial position, results of operations, and cash flows.

THERE IS A RISK THAT WE MAY BE UNABLE TO CONTINUE TO PROVIDE OUR INFORMATION WEB PLATFORM OR CONTINUE OPERATIONS IF WE EXPERIENCE UNINSURED LOSSES OR AN ACT OF GOD.

We may, but are not required to, obtain comprehensive liability insurance and other business insurance commonly supported by businesses like ours. However, certain types of emergencies may either be uninsurable or economically uninsurable. For example, in the event of a major earthquake, our computer systems could be down for an extended period, impairing our ability to maintain our information platform, advertise and sell our income/consumable offering, and collect revenue, which would negatively impact our financial health. In the event of major civil unrest, our operations may also be adversely affected. If such an uninsured loss occurs, we may lose significant income and financial opportunities in amounts that insurance proceeds will not partially or wholly offset.

WE CAN NOT BE ASSURED THAT WE WILL BE ABLE TO MANAGE OUR COMPANY'S GROWTH EFFECTIVELY.

We anticipate experiencing rapid growth in demand for our proposed income/expense product. We expect the number of our consultants, service providers, and customers to increase over time once we launch our sales and marketing campaign. We expect our growth to continue for the foreseeable future. The development and expansion of our business and product offerings could place significant demands on our management and operational and financial resources. We will need to manage multiple relationships with various consultants, customers, website and app developers, and other third parties. To effectively manage the growth of our company, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our future employee and third-party service provider base. Our inability to effectively manage the growth of our company would harm our business, financial condition, and results of operations.

WE ARE EXPOSED TO THE RISKS ASSOCIATED WITH THE PAYMENTS.

We plan to accept payment for subscribing to our informational platform through various methods, including credit and debit cards. We may be subject to additional rules, compliance requirements, and fraud as we offer consumers new payment options. As a non-financial institution, we cannot belong to or have direct access to credit card associations such as American Express, VISA, MasterCard, etc. As a result, we will have to rely on banks or payment processors to process transactions for us. If these companies are unwilling or unable to provide these services to us, our business and customer services will likely suffer significant disruption. For specific payment methods, including credit and debit cards, we will be subject to transaction fees and other fees, which may increase over time, increase our operating costs and reduce our profitability. We are also subject to the rules of the payment card association, certification requirements, and rules governing electronic funds transfers, which may be changed or reinterpreted in a way that makes it difficult or impossible to comply with them. Suppose we do not abide by these rules or requirements. In that case, we may be subject to fines and higher transaction fees, and we may not be able to accept credit and debit card payments from consumers or make other types of online payments. The results of our activities and activities may be reduced or adversely affected.

risks related to our common stock

INVESTING IN OUR COMPANY'S COMMON SHARES IS A HIGHLY SPECULATIVE INVESTMENT AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

The purchase of the shares offered in this prospectus is highly speculative and involves significant risks. Any person who cannot afford to lose all their investments should not buy the shares offered. Our business objectives are also hypothetical, and we may not be able to meet these objectives. The shareholders of our company may not be able to understand that they may lose their entire investment in our company. For this reason, each potential purchaser of the shares offered should read this prospectus and all of its appendices carefully and consult their attorney, business, and/or investment adviser.

IF OUR SHARES ARE PUBLICLY TRADED, THE PRICE OF OUR SHARES MAY BE UNSTABLE.

In the event of a public sale of our shares, the market price of our ordinary shares is likely to be highly volatile. It could fluctuate widely in price in response to a variety of potential factors, many of which are beyond the Company's control, including the following:

•       Changes in the reliability or availability of our proposed product by our potential competitors or us;

•       Additions or departures of key personnel;

•       The company's ability to execute its business plan;

•       Operating results that fall below expectations;

•       Industry developments;

In addition, the securities markets experience significant price and volume fluctuations from time to time that are not related to specific companies' operations. These market fluctuations can also materially and adversely affect the market price of the company's ordinary shares.

AS A PUBLIC COMPANY, WE WILL INCUR SUBSTANTIAL EXPENSES.

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent Securities and Exchange Commission regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has substantially increased the accounting, legal, and other costs related to becoming and remaining a Securities and Exchange Commission reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports and other information with the Securities and Exchange Commission and furnishing audited statements to stockholders will cause our expenses to be higher than they would be if we were privately held. These increased costs may be material and may include hiring additional employees and/or retaining other advisors and professionals. As a result, we may not have sufficient funds to grow our operations. Additionally, our failure to comply with the U.S. securities laws could result in private or governmental legal action against the company and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our common stock, and the ability of stockholders to resell their stock.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A "PENNY STOCK."

In the event that our shares are publicly traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock," which is subject to various regulations involving disclosures to be given prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock." A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require acknowledgement that the investor understands the risks associated with buying penny stocks and can absorb the loss of the entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and an investor may not be able to buy or sell the stock when desired.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, FINRA RULES MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that relate to the application of the Securities and Exchange Commission's "penny stock" rules and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. In the event that our shares are publicly traded and are considered to be a "penny stock," these FINRA requirements will make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock.

IF WE ARE LIQUIDATED, IT IS UNLIKELY THAT THERE WILL BE ENOUGH ASSETS TO BE DISTRIBUTED TO SHAREHOLDERS.

In the event of our dissolution, any proceeds from the liquidation of our assets will be distributed to shareholders only after all claims of our creditors have been satisfied. In this case, the ability of buyers of the offered shares to recover any portion of the purchase price for the offered shares will depend on the number of funds realized and the claims to be satisfied.

INVESTORS WILL PAY FOR OUR COMMON SHARES MORE THAN A PROPORTIONATE PART OF OUR ASSETS WORTH. INVESTING IN OUR COMMON SHARES MAY CAUSE IMMEDIATE LOSSES AS A RESULT.

The offering price and other terms and conditions concerning our shares have been determined by us arbitrarily. They have no relation to assets, earnings, book value, or any other objective value criteria. In addition, since we are a newly formed company with only a limited history of operations and no earnings, the offered share price is not based on our past earnings. No investment banker, appraiser, or other independent third party has been consulted regarding the offering price of shares or the fairness of the price used for shares.

The optional offering price of $0.03 per ordinary share is significantly higher than our common shares' net tangible book value per share. Our holdings do not support a share price of $0.03 per share. This share price premium applies to the terms of this offer. It does not attempt to reflect any future share price once we have been listed on any exchange or become listed on an over-the-counter bulletin board or over-the-counter market. Markets, if anything.

OUR MANAGEMENT MAY ISSUE ADDITIONAL SHARES OR CREATE AND ISSUE ADDITIONAL SHARE CLASSES, THEREFORE DILUTING THE SHAREHOLDER CAPITAL OF OUR CURRENT SHAREHOLDERS.

We have 75,000,000 authorized shares of common stock with a par value of $0.001 per share, of which 3,500,000 shares of common stock are currently in issue and outstanding. If this offer is fully subscribed, 7,500,000 ordinary shares will be issued and outstanding after the offering is terminated. We only have one class of shares (i.e., common shares) and do not plan to create any additional types of shares in the foreseeable future. Our management may, without the consent of our then existing shareholders, issue significantly more shares or create and issue additional classes of shares, which could potentially lead to a significant dilution of the capital of our then existing shareholders. In addition, large issuances of our shares tend to harm our share price. It is possible that due to an additional allocation of shares or the creation and distribution of additional classes of shares, you may lose a significant amount or all of your investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 46.7% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Kos Ramirez Maximiliano, our sole officer and director, will own 46.7% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Maximiliano may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR SUBSCRIPTIONS.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or creditors file a petition for involuntary bankruptcy against us, investor funds will become part of the bankruptcy estate and be administered according to the bankruptcy laws. As such, investors will lose their investment, and their funds will be used to pay creditors and will not be used for developing our business.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock or any class of preferred stock that may be created and issued in the foreseeable future. Instead, we plan to retain earnings, if any, for our business's operation, growth, and expansion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING

STATEMENTS

Information in this prospectus includes "forward-looking statements". All statements, besides statements of historical fact included in this prospectus, regarding our strategy, future performance, financial position, expected income and losses, projected costs, management's prospects, plans and objectives, are forward-looking. As used in this prospectus, the words "could", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to refer to forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and information currently available about the results and timing of future events. You should be aware of the risk factors and other cautionary statements described in the Risk Factors section when considering forward-looking statements. These forward-looking statements are based on management's current opinion and currently available information regarding the outcome and timing of future events. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

Forward-looking statements may include statements about:

• business strategy;

• the financial strategy, liquidity, and capital required for our operations;

•our ability to respond quickly to changes and updates in social media marketing;

• the ability to raise capital to finance business growth;

• the ability to maintain relationships with our third-party vendors;

• the ability to retain management and key personnel;

• general economic conditions;

• our future operating results; as well as

• our plans, goals, expectations, and intentions.

We caution that these forward-looking statements are subject to all risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to operational risks, regulatory changes, cash flows and access to capital, the timing of capital expenditures, and other risks described in the Risk Factors section.

Should one or more of the risks or uncertainties described in this prospectus arise, or if the underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Unless otherwise required by applicable law, we disclaim any obligation to update forward-looking statements, all of which are expressly outlined in the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Registered Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the Registered Shares offered by them described in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these Registered Shares in any jurisdiction where the offer or sale is not permitted. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Marky Corp.

SUMMARY

This summary is an overview of selected information contained elsewhere in this prospectus. It does not include all the information you should consider before buying the shares we offer. You should carefully read the more detailed information in this prospectus and review our financial statements.

BUSINESS OVERVIEW

Marky Corp. was incorporated in the State of Wyoming as a Corporation on April 28, 2022, and has a fiscal year-end of January 31. We are an emerging-growth development-stage company. As for today we already have a website and intend to develop and launch subscription-based news and education application. We plan to capitalize our information and education platform for specialized industries for an annual subscription fee.

Our information platform is a web-based information portal, accessed through a web browser It allows end users to access information on any device of their choice, features social media marketing news, updates, tips, and tutorials on promoting your business on social media, and educational webinars planned to be launched in collaboration with experts from the world of marketing and beyond. There can be no guarantee that our efforts to develop the offered service will be successful or that we will be able to sell the offered service if it is designed.

Neither the management of the Company nor any affiliated persons of the Company or its management have previously been involved in the control or ownership of the company under development. In addition, our sole director do not have experience managing a public company or a company in the intended industry.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

	If 25% of Shares Sold		If 50% of Shares Sold		If 75% of Shares Sold		If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING		$30,000		$60,000		$90,000		$120,000

EXPENSES RELATED TO THIS OFFERING
Legal		$2,500		$2,500		$2,500		$2,500
Auditing		$4,000		$4,000		$4,000		$4,000
Third-party EDGAR Services		$986		$986		$986		$986
Transfer Agent and Certificate Printing		$1,000		$1,000		$1,000		$1,000
U.S. Securities and Exchange Commission Registration Fee		$14		$14		$14		$14
TOTAL OFFERING EXPENSES		$8,500		$8,500		$8,500		$8,500
TOTAL REMAINING NET PROCEEDS		$21,500		$51,500		$81,500		$111,500

EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE
Annual auditing and quarterly reviews		$8,500		$8,500		$8,500		$8,500
Third-party EDGAR services		$600		$600		$600		$600
Third-party XBRL expenses		$750		$750		$750		$750
TOTAL REPORTING EXPENSES		$9,850		$9,850		$9,850		$9,850
TOTAL REMAINING NET PROCEEDS		$11,650		$41,650		$71,650		$101,650

EXPENSES TO DEVELOP, TEST, SUPPORT AND MARKET OUR INCOME/EXPENSE TRACKING PRODUCT
Hire third-party app and web developers to develop our platform		$5000		$21,000		$39,000		$57,000
Hire third parties to perform quality assurance testing and provide support services		$3000		$9,000		$14,000		$19,000
Internet marketing		$2000		$7,000		$11,000		$15,000
Internet		$1000		$3,000		$5,000		$7,000
Telephone and miscellaneous office expenses		$650		$1,650		$2,650		$3,650
TOTAL DEVELOPMENT, TESTING, SUPPORTING AND MARKETING EXPENSES	$		$		$		$
TOTAL REMAINING NET PROCEEDS		$11,650		$41,650		$71,650		$101,6500

USE OF PROCEEDS

We will receive all proceeds from the sale of common stock. If all 4,000,000 shares of common stock offered by us are sold, our total gross proceeds will be $120,000. We intend to use the proceeds of this offer to cover the costs associated with this offer (estimated at $8,500), for initial funding for the development of our business, and for general working capital purposes. There can be no guarantee that we will sell any securities as part of this offer. For more information, see the Use of Proceeds section beginning on page 38 of this prospectus.

Our offer is made on a self-signed basis. Thus, there is no minimum number of shares to be sold for the placement to take place. The placement price per share is $0.03 during the placement period. The proposal is being conducted on a “best effort” basis and the proposal scenarios below are provided for illustrative purposes only. There can be no guarantee that we will sell any securities as part of this offer. Actual revenue, if any, may vary. The following table shows the use of proceeds assuming the sale of 25%, 50%, 75%, and 100% of the securities offered.

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

The U.S. Securities and Exchange Commission registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933, as amended.

The fee is $110.20 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by 0.00011020 ($120,000 x 0.00011020 = $13.224) and has been rounded up to $14 for the purpose of estimating our offering expenses.

There is no minimum amount we are required to raise in this offering, and any funds received will be immediately available to us.

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $0.03 per share for the duration of the offering. As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined. They do not endure any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. The principal factors considered in determining the public offering price of the common stock included:

●       the information in this prospectus and otherwise available to our board;

●       the history and the prospects for the industry in which we compete;

●       the ability of our management;

● the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies;

●       the prospects for our future earnings;

●       the present state of our development and our current financial condition;

●       the general condition of the economy and the securities markets in the United States at the time of this offering;

● other factors as were deemed relevant.

DILUTION

The price of the current offering is fixed at $0.03 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception to April 28, 2022. Kos Ramirez Maximiliano, our sole officer and director, owns 3,500,000 common shares with the price of $0.001 per share.

As of January 31, 2023, the historical net tangible book value was $3,138, or approximately ($0.01) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2023.

Assuming completion of the offering, there will be up to 7,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Proceeds	$30,000	$60,000	$90,000	$120,000
Expenses	$8,500	$8,500	$8,500	$8,500
The historical net tangible book value as of DATE	$3,138	$3,138	$3,138	$3,138
Post offering net tangible book value	$24,638	$54,638	$84,638	$114,638
Post offering net tangible book value per share	0.01	0.01	0.01	0.02
Pre-offering net tangible book value per share	0.00	0.00	0.00	0.00
Increase (Decrease) in net tangible book value per share after offering	0.00	0.01	0.01	0.01
Dilution per share	$0.02	$0.02	$0.02	$0.01
% dilution	81.75%	66.89%	56.60%	49.05%
Capital contribution by purchasers of shares	$30,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$3,500	$3,500	$3,500	$3,500
Percentage capital contributions by purchasers of shares	89.55%	94.49%	96.26%	97.17%
Percentage capital contributions by existing stockholders	10.45%	5.51%	3.74%	2.83%
Gross offering proceeds	$30,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$22,000	$52,000	$82,000	$111,500
Number of shares after offering held by public investors	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Total shares issued and outstanding	$4,500,000	$5,500,000	$6,500,000	$7,500,000
Purchasers of shares percentage of ownership after offering	22.22%	36.36%	46.15%	53.33%
Existing stockholders’ percentage of ownership after offering	77.78%	63.64%	53.85%	46.67%

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $8,500.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis, which means (i) we will not use the services of an underwriter and our executive officer and director will attempt to sell the shares directly to investors; and (ii) there is no minimum number of shares must be sold. Our executive officer and director will reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our director will not receive commissions or any other remuneration from any sales of shares in this offering.

In offering the shares on our behalf, our director will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our director meets the conditions of the Rule 3a4-1 exemption, as: (a) he is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) he will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) he will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our director: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) is not, nor has been within the preceding twelve (12) months, a broker or dealer, and he is not, nor has he been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) he has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and he has not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Offering Period and Expiration Date

The shares will be offered for sale for a period of three hundred (300) days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional ninety (90) days.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number (if applicable), email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

DESCRIPTION OF SECURITIES

	Authorized and Issued Stock Number of Shares on
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	3,500,000

Common stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Limitations on Stockholder Actions

Our officers and director are indemnified as provided by the Wyoming Revised Statutes and by our Bylaws.

Under the Wyoming Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our director’s immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our director and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Wyoming law or (d) is required to be made pursuant to the Bylaws. In so far as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Admission to Quotation on the OTC Markets

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Markets. There is no assurance that the Company will ever meet such qualifications. The OTC Markets differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS

SD Mitchell & Associates, PLC is passing upon the legality of the shares offered under this registration statement.

Our financial statements for the fiscal year ended January 31, 2023 included in this prospectus and the registration statement have been audited by Bolko & Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Marky Corp. was incorporated on April 28 in the state of Wyoming. We are an Emerging Growth Company that provides information services in the social media marketing field. Social networks are an integral part of people's lives, and social media marketing as a new kind of classical understanding of advertising and sales has long formed its field.

According to Statista.com, the U.S. has one of the world's highest social media penetration rates. In 2022, more than 295 million Americans used social media to post photos, like and comment on other people's content, or send private messages. With over 70 percent of the U.S. population having a social media account, these platforms and services have become some of the most popular online activities in decades. By 2025, the number of social media users in the U.S. is projected to increase to around 313 million. Social media is mainly used for entertainment, communication, news coverage, and business purposes. Of all the types of social media, users in the U.S. most frequently visit social networks, media sharing platforms, instant messengers, and microblogs. These websites and applications have become an integral part of the daily lives of many American Internet users. While the average everyday use time was less than an hour before 2019, this increased to an average of 65 minutes in 2020 during the coronavirus (COVID-19) pandemic. As many Americans began self-isolating at home in March 2020, social media and other forms of digital communication have seen an unprecedented surge in usage across the country.

Most preferred social networks as of January 2023

Source: Statista.com Facebook

Market leader Facebook was the first social network to surpass one billion registered accounts and currently sits at more than 2.9 billion monthly active users. Meta Platforms owns four of the biggest social media platforms, all with over one billion monthly active users each: Facebook (core platform), WhatsApp, Facebook Messenger, and Instagram. In the final quarter of 2022, Facebook reported over 3.7 billion monthly.

Leading countries by the number of active Facebook users as of

January 2023

Source: Statista.com

There are nearly 315 million Facebook users in India alone, making it the leading country in terms of Facebook audience size. To put this into context, if India’s Facebook audience were a country, then it would be ranked third in terms of largest population worldwide. Apart from India, there are several other markets with more than 100 million Facebook users each: The United States, Indonesia, and Brazil with 175 million, 119 million, and 109 million Facebook users respectively.

Over the past two years, alternative social platforms have attracted a large audience. TikTok, a short video platform, has become a key player during the coronavirus pandemic (with users aged 15-25 growing by 180% since the start of the pandemic). Short videos are here to stay with trendy, catchy, and easily accessible content. Other platforms that have expanded are Twitter, Pinterest, and Twitch.

Rising Spending on Social Media Advertising. The data from various reports shows that social media advertising spending has grown significantly over the past 12 months. For example, according to Statista, global social media ad spending exceeded $247 billion in March 2023, with social media advertising accounting for roughly a third (33.1%) of the total digital spending. According to GWI, a global audience targeting company, one in four Internet users aged 16 to 64 (27.6%) learns about new brands, products, and services through social media advertising.

Based on this data, we conclude that marketing has acquired its new format, the marketing of social networks. In view of this information, we have decided to develop a multifunctional information and education platform. The platform will provide unique data about the advertising algorithms' operations, news in the field of updating the functionality of social networks, programs for working with advertising prototypes, video reviews of marketing tools and useful articles, and life hacks.

Our expansion strategy is based on the following points:

The creation of an informational Internet resource with unique content.

Currently, we are successfully operating an information site, posting global marketing and advertising news on social networks. We expect to generate revenue in the next quarter through agreements to provide advertising services on the platform. The continuous functioning of our information portal is carried out through the work of our Board of Directors. We believe that our desire to improve and expand the information field in Internet marketing will lead to the rapid growth of our company due to the lack of direct competition in this field of activity.

Collaboration is the next phase of our occupation strategy. We plan to involve well-known bloggers on social networks in our work for collaboration in various projects. Cooperation is designed to be carried out on a barter basis. In response, we will post their accounts and give recommendations about their social networks through our portal, which will lead them to thousands of new followers, and our content will make it more exciting and packed.

We are preparing to expand the range of information services provided. By the end of 2023, we plan to launch a series of online webinars on the following topics: “Creating native advertising on social networks,” “Meta targeted advertising principles and algorithms,” and “Visual as a tool to attract new clients” All webinars are planned with the involvement of experts in the field of marketing and advertising.

Revenue generation on a subscription system based. We expect further project profitability from the introduction of a paid subscription system. After implementing a full range of services, the provision of unique information and training content will provide by the subscription model. We will offer our readers several options: a monthly subscription for three months and one year. We also plan a free trial period of seven days.

We firmly believe that our growth strategy key factors will help us to achieve our goals of becoming a competitively player in the field of information services of advertising and social media marketing.

Marky Corp. is headed by our sole director with extensive experience and knowledge in marketing and advertising. Considering our competitive strengths, we strongly believe it will lead us to achieve our primary goals and make us more attractive for the expected investments.

LEGAL PROCEEDINGS

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)       any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)       any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)       being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d) being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)       being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)       being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)       being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)       being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the “Risk Factors” section beginning on page 9.

Our audited financial statements are presented in US Dollars and prepared by US Generally Accepted Accounting Principles (US GAAP).

Plan of Operations

We currently generate revenue from advertising on our information platform, which is not our primary income. We believe that we will generate our main income from the subscription-based fees and the purchase of our application no earlier than the end of 2023.

Within twelve months from the effective date of this prospectus, we intend to develop our information and education platform, in addition to launching sales and marketing activities.

Within 90 days of this prospectus becoming effective, we intend to implement more information sections on our information platform. We will use the services of a third-party website developer. Our expected costs for these efforts are detailed in the table on page 22. Within 180 days of this prospectus becoming effective, we will engage a third-party developer to build our website and develop Marky's mobile app. We expect the first launch of the Marky application to be released within 270 days of this prospectus becoming effective. We will first develop the Marky for use on the iPhone and Android platforms, and in the future, we will aim to establish the Marky for use on the Windows and Mac platforms. Our expected costs for these efforts are detailed in the table on page 22.

Within 270 days after this prospectus comes into effect, we plan to launch a department of educational and informational webinars and launch a marketing strategy to promote our application and web portal. We also study our target audience and plan to launch targeted advertising through social networks to draw attention to our product. Our marketing efforts will be conducted over the Internet and may include some or all of the following:

• Display advertising - to increase brand awareness and draw attention to our information platform and , we plan to place web banners on third-party web resources with similar activities.

• Search Engine Marketing - we plan to promote our information platform by increasing its visibility in search engines through the paid placement of contextual advertising and using free methods of search engine optimization.

• Marketing in social networks - Targeted advertising focused exclusively on our target audience to attract attention to our information resource and increase subscribers.

Our estimated costs for these efforts are detailed in the table on page 38. We plan to complete this phase within 300 days of the effective date of this prospectus.

We may seek to raise additional funds through public offerings or long-term loans to expand and improve our products, increase sales, and grow our business. We also plan to continue strengthening our information platform and optimizing our application for our potential users' needs. We do not currently have an estimate of the cost or timing of these efforts. Kos Ramirez Maximiliano, our director, has invested $3,500 in our company through his investment in our common stock. Additionally, Mr. Maximiliano has made a formal additional financial commitment to provide a loan of up to $70,000 to develop the business further. The Agreement is presented in Appendix 10.1 to this document. We have not taken any action to raise additional funds other than through this offer; however, we intend to raise additional capital through private placements as soon as we are quoted on the OTC bulletin board or OTC markets for which there are no guarantees. If we require additional funds and are unable to raise them, we will either suspend development and marketing operations until the funds are raised or cease operations entirely. Apart from what this paragraph describes, we have no other funding plans.

Results of Operations

For the Year Ending January 31, 2023

Operating Expenses:

Our operating expenses for the years ended January 31, 2023 were $362.

We expect that our expenses will increase in the coming months due to an increase in operations and legal and accounting expenses associated with becoming a reporting company. We will need to raise additional funds to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing. If we are not able to raise the funding needed, we will not be able to develop our business plan.

Revenues

We had no revenue for the year ended January 31, 2023. We believe that we will be able to start marketing our information platform within twelve months from the effective date of this prospectus.

Interest Income:

The company had no interest income to report.

Net Loss:

For the years ended January 31, 2023 we incurred a net loss of $362.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2023 we had total current assets of $4,629 consisting of cash, and total current liabilities of $10,121. In the opinion of our management, additional funding is required to meet our development goals for the next twelve months.

The estimated funds are required for the next twelve-month period (beginning following the successful completion of our offering per the Registration Statement filed on form S-1, (the “Offering”) is approximately $8,500, which we expect to raise from the sale of our shares in our Offering. The period of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.

While there are currently no guarantees, we expect to be able to generate revenue during this quarter. We believe that we will generate our main income from the subscription-based fees and the purchase of our application.

We have generated no revenue from our operations. However, we will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may dilute our shares' equity ownership. We will also need more funds if the costs of developing our information platform are higher than we have budgeted. We will also require additional financing to sustain our business operations if we do not successfully earn revenues. We currently do not have any such arrangements following the Offering for further funding and may not be able to obtain financing when required. Our future depends upon our ability to obtain additional funding, the successful development of our online platform, a successful marketing and promotion program, attraction, and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Assuming those loans would be available, obtaining commercial loans will increase our liabilities and future cash commitments. If we are not able to raise any funds in the Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all. We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Wyoming.

There is no guarantee that we will be able to obtain the additional funds necessary to continue our activities. As reported, global and domestic financial markets have been highly volatile in recent months. Unstable situations around the world, the impact of pandemics, and economic crises may adversely affect our ability to raise additional capital, either through the credit markets or the stock markets. Even if additional funding is available, it may not be available on favorable terms. There are currently no anticipated sources of additional funds. Failure to secure the necessary additional funding will adversely affect our ability to continue operations.

Operational cash flow

We had operating cash outflows in the period ended January 31, 2023. Our primary uses of cash have been for general working capital purposes. All the cash we received over the reported periods has been expended in the furtherance of growing assets.

Financing cash flows

We may not have sufficient resources to continue our business unless we are able to raise additional financing. We can make no assurances these required funds will be available on favorable terms, if at all. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. Additionally, these conditions may increase costs to raise capital and/or result in further dilution. Our failure to raise capital when needed would adversely affect our business, financial condition and results of operations, and could force us to reduce or cease our operations.

We believe that we will be able to meet the costs of growth and public reporting with funds generated from operations and additional amounts generated through debt and equity financing, although management believes that the required financing to fund product development and increasing inventory levels can be secured at terms satisfactory to the Company, there is no guarantee these funds will be made available, and if funds are available, that the terms will be satisfactory to the Company. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Some of the critical accounting estimates are detailed below.

Going Concern

We have an accumulated deficit of $362 as of January 31, 2023 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our financial statements for the period ended January 31, 2023 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Critical Accounting Estimates and New Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to significantly impact our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

As of January 31, 2023, we have no off-balance sheet arrangements.

Impact of Inflation

The business will have to absorb any inflationary increases in development costs in the short-term, with the expectation that it will be able to pass inflationary increases in costs on to our customers through price increases on the release of these new/enhanced products on the market. Therefore, management does not expect inflation to be a significant factor in our business.

Recent Events

Management has estimated subsequent events up to January 31, 2023 when these financial statements are issued. Management is unaware of any material events after the balance sheet date that could have a material effect on the financial statements and require adjustment or disclosure other than those already included.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table lists the names, ages, and positions of the individuals serving as directors and executive officers of our company as of January 31, 2023:

Kos Ramirez Maximiliano President, Director, Treasurer and Secretary

Table

Name	Age	Position(s)	Director Since
Kos Ramirez Maximiliano	39	President, Director, Treasurer and Secretary	April 28, 2022

Mr. Maximiliano has served as President, Director and Treasurer of the Board of Directors since the incorporation of Marky Corp on April 28, 2022.

Mr. Maximiliano graduated from The University of Guanajuato with a Master degree in Marketing in 2008. Since 2010, Mr. Maximiliano has been self-employed and founded a Marketing Services Agency and a Social Media Advertising agency in Guanajuato. During these years, Mr. Maximiliano worked as a business consultant developing marketing strategies for commercial projects. Mr. Maximiliano is the director and founder of Marky Corp. He brings to Marky Corp his many years of advertising and social media marketing experience.

Terms of Office

Our director is appointed for a term of one year until the next annual general meeting of our Common Shareholders or until removed from office following our articles of association. Our officers are appointed by our board of directors and serve office until our board of directors fires them.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as an incentive for performance.

CORPORATE GOVERNANCE

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Director Independence

Our Board of Directors is currently composed of one member, Kos Ramirez Maximiliano - President, Director and Treasurer, who cannot qualify as independent director. In addition, our Board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the director and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Audit, Nominating and Compensation Committee

We currently do not have audit, nominating or compensation committees nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors will review audit, nominating and compensation matters. In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer/Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (14) of the FINRA Rules.

We believe that our Director(s) can analyze and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our Director do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted at this time.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Involvement in Certain Legal Proceedings

Our Director and Executive officer have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

6.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Shareholder Proposals

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our corporate governance develops to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended January 31, 2023.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Nonqualified Deferred Compen- sation ($)	All Other Compen-sation ($)	To-tal ($)

Kos Ramirez Maximiliano, President, Director of the Company	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

We have not compensated our Director.

Security ownership of certain beneficial owners and management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the day of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold

Common Stock	Kos Ramirez Maximiliano 30 N Gould St. Sheridan, WY 82801	3,500,000 shares of common stock	100%	46.7%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii)

investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 3,500,000 shares of our common stock issued and outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Kos Ramirez Maximiliano will not be paid for any services that he performs on our behalf with respect to this offering.

On January 27, 2023, we issued a total of 3,500,000 shares of restricted common stock to Kos Ramirez Maximiliano, our sole officer and director, in consideration of $3,500.

Mr. Maximiliano will not be repaid from the proceeds of this offering. There is no due date for the repayment of the $1,491 advanced by Mr. Maximiliano will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Maximiliano does not bear interest, this loan is due on demand according to the loan agreement entered into with Mr. Maximiliano.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Wyoming Revised Statutes and our bylaws. We have agreed to indemnify each of our director and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by SD Mitchell & Associates, PLC.

AVAILABLE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act in connection with this offering of our Common Stock by our Selling Security Holders. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to our Common Stock, and us we refer you to the Registration Statement, including the exhibits and the financial statements and notes filed as a part of the Registration Statement. We have included herein the material terms of material agreements and documents attached hereto as exhibits. Nonetheless, statements contained in this Prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this Prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The exhibits to the Registration Statement should be referenced for the complete contents of these contracts and documents. A copy of the Registration Statement and the exhibits filed therewith may be inspected without charge at the public reference room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Marky Corp

FINANCIAL STATEMENTS

As of January 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bolko & Company

Accounting and Auditing Firm

1825 NW Corporate Blvd, 110

Boca Raton, Florida 33431

To the Shareholders and Board of Directors

MARKY CORP

Sheridan, Wyoming

We have audited the accompanying consolidated financial statements of MARKY CORP (“Company”), which comprise of balance sheet January 31, 2023, and the related consolidated statements of operations and accumulated deficit, and cash flow for the period from inception (April 28, 2022) to year then ended, and the related notes to the financial statements.

In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the MARKY CORP, as of January 31, 2023, the results of its operations for the year then ended, the changes in its net assets for the period from inception (April 28, 2022) to year in the period then ended, and the financial highlights in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. We were not engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit involves performing procedures to obtain audit evidence about amounts and disclosures in thefinancial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the MARKY CORP will continue as going concern. As discussed in Note 2 to the financial statements, MARKY CORP has suffered recurring losses from operations and has net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bolko & Company

Certified Public Accountant

We have served as the Company’s auditor since 2023

March 31, 2023

Boca Raton, Florida

MARKY CORP

BALANCE SHEETS

January 31, 2023 (audited)
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,629
Total Checking/Savings	4,629
Total Current Assets	4,629
Other Assets
Intangible Assets	8,700
Total Other Assets	8,700
TOTAL ASSETS	13,329
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Accounts Payable	8,700
Loan from Related Parties	1,491
Total Other Current Liabilities	10,191
Total Current Liabilities	10,191
Total Liabilities	10,191
Equity
Capital Stock	3,500
Net Income	(362)
Total Stockholders’ deficit	3,138
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	13,329

The accompanying notes are an integral part of these financial statements.

MARKY CORP

STATEMENT OF OPERATIONS

April 28, 2022 (Inception) – January 31, 2023 (audited)
Revenues	-
Total Revenues	-
Operating Expenses
General and administrative expenses	362
Total operating expenses	362
Net loss from operations	(362)
Other Income	-
Provision for income taxes	-
Net Income/Loss	(362)

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	3,500,000

The accompanying notes are an integral part of these financial statements.

MARKY CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM APRIL 28, 2022 (INCEPTION) TO JANUARY 31, 2023

	Number of Common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of April 28, 2022	-	$-		$-	$-	$-
Common shares issued for cash at $0.001	3,500,000	3,500				3,500
Net Income for the period April 28, 2022 – January 31, 2023	-	-		-	(362)	(362)
Balance as of October 31, 2022	3,500,000	$3,500	$		$(362)	$(3,138)

The accompanying notes are an integral part of these condensed unaudited financial statements.

MARKY CORP

STATEMENTS OF CASH FLOWS

	April 28, 2022 (Inception) – January 31, 2023 (audited)
OPERATING ACTIVITIES
Net Income	(362)	$
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(8,700)
Cash Flows from Operating Activities	(9,062)
FINANCING ACTIVITIES
Capital Stock	3,500	$
Director's Loan	1,491
Cash Flows from Financing Activities	4,991
Net cash increase for period	4,629
Cash at beginning of period	-
Cash at end of period	4,629	$

The accompanying notes are an integral part of these condensed unaudited financial statements.

MARKY CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Marky Corp (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on April 28, 2022 (Inception). Marky Corp is a provider of social media marketing information services. Our goal is to create a unique platform that offers subscribers access to valuable social media marketing information.

NOTE 2 - GOING CONCERN

The financial statements were prepared based on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the foreseeable future. However, Marky Corp has incurred a cumulative loss of $162 since its inception (April 28, 2022) until January 31, 2023, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. The management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a January 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of January 31, 2023 our cash balances is $ 4,629.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On January 27, 2023 the Company issued 3,500,000 shares of its common stock at $0.001 per share for total proceeds of $3,500.  As of January 31, 2023 the Company had 3,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing. Shareholders or directors have not made a written commitment for continued support, and the amounts involved represent advances or payments made to settle liabilities. The advances were considered temporary and were not supported by a promissory note.

On January 27, 2023, the Company's director purchased 3,500,000 common stock shares at a rate of $0.001 per share. Between April 28, 2022 (Inception) and January 31, 2023, the Company's sole director has loaned $1,491 to the Company. The loan is unsecured, non-interest bearing, and due on demand.

NOTE 6. COMMITMENTS AND CONTINGENCIES

-	Contractual commitments

On January 26, 2023, the Company incurred contractual payment commitment of $8,700 in connection with the development of its website.

-	Litigation

The Company was not subject to any legal proceedings from the period April 28, 2022 (Inception) to January 31, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2023 to the date the financial statements were issued and has determined that there are no items to disclose.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$14
Accounting Fees and Expenses	$4,000
Legal Fees and Expenses	$2, 500
Other Expenses	$1,986

Total Estimated Expenses	$8,500

Item 14. Indemnification of Directors and Officers

Wyoming Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify our director and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our director, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On January 27, 2023, the Company offered and sold 3,500,000 shares of common stock to our sole officer and director, Kos Ramirez Maximiliano, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. MARKY CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Marky Corp. dated April 28, 2022

3.2	Bylaws dated April 28, 2022
5.1	Opinion of Counsel
10.1	Loan Agreement dated April 28, 2022
23.1	Consent of Auditor

99.1	Subscription Agreement
107	Calculation of Filing Fee Tables

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized on April 20 , 2023.

By:	/s/ Kos Ramirez Maximiliano
Kos Ramirez Maximiliano, Chief Executive Officer/Director
(Principle Executive Officer)

By:	/s/ Kos Ramirez Maximiliano
Kos Ramirez Maximiliano, Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Kos Ramirez Maximiliano
Kos Ramirez Maximiliano, Chief Executive Officer/Director
(Principle Executive Officer)

Date: Aril 20 , 2023

By:	/s/ Kos Ramirez Maximiliano
Kos Ramirez Maximiliano, Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

Date: April 20 , 2023